News From

Buena, NJ 08310

Release Date: November 14, 2005	Exhibit 99.1

Contact:	Frank Gerardi
Chairman & Chief Executive Officer
IGI, Inc.
856-697-1441 ext. 102
www.askigi.com

IGI REPORTS 27% INCREASE IN REVENUES IN
THIRD QUARTER '05 COMPARED TO THIRD QUARTER '04

Buena, N.J. - November 14, 2005 - IGI, Inc. (AMEX: IG) announces today its third quarter financial and operational results.

Recent Developments:

-	Completed production of our own product line, Miaj, and will be introducing the line at the Javitz Center, NY, NY November 13-15th for distribution in first quarter next year
-	Continuing to see growth in the Asian Pacific market with the introduction of two new products
-	Shipments made to Infusion Biotechnologies, which included our proprietary Vitamin C Serum, with sales recorded for the third quarter
-	Addition of Rajiv Mathur to our Board of Directors

Third Quarter 2005 Financial Results

Product sales for the third quarter of 2005 were $567,000 and $1,665,000 for the nine months ended September 30, 2005 which represented an increase of $184,000, or 48%, for the quarter and decrease of $358,000, or 18%, for the nine months ended, compared to the same period in 2004. Licensing and royalty income decreased $27,000, or 14%, for the third quarter and $70,000, or 9%, for the nine months ended September 30, 2005, compared to September 30, 2004. The increase in product sales for the quarter relates to an increase in sales to Vetoquinol, USA, Genesis, Chattem, and shipments made to Infusion Biotechnologies, a new customer, offset by a decrease in product sales from Estee Lauder. The decrease in royalty revenue was related to a decline in royalties from J&J in 2005 offset by an increase in Estee Lauder royalty. This decrease in revenues for the nine months ended is due to a royalty payment received in 2004 of $300,000 from Manhattan Pharmaceuticals (formerly Tarpan Therapeutics) and the shift in revenues from Estee Lauder from product sales to royalty revenues.

Cost of sales increased by $328,000, or 134%, in the third quarter 2005 and $409,000, or 44%, for the nine months ended September 30, 2005 compared to the same period in 2004. In the third quarter of 2005, the Company had sales of a product with a negative gross margin that resulted from unforeseen charges from a third-party contractor of the product. We also had a low overhead absorption from low sales volumes for the quarter. In addition, batches have been completed for the metal finishings division, however, no sales have been generated to offset the costs related to that division, and those costs are included with costs of goods sold. The costs related to the metal finishing division amounted to $55,000 for operations and $26,000 in materials costs for the quarter ended September 30, 2005 and $181,000 for operations for the nine months ended. All of these factors together created a higher cost of sales for the quarter and nine months ended September 30, 2005.

Selling, general and administrative expenses increased by $109,000, or 34%, for the third quarter of 2005 and decrease $204,000, or 15% for the nine months ended September 30, 2005 compared to the same period in 2004. The increase in expenses was a result of higher legal fees of $55,000 and sales & marketing expenses of $50,000 relating to the metal


finishing divisions in the third quarter 2005 that were not included in third quarter of 2004. For the nine months ended September 30, 2005, expenses decreased due to a severance accrual of $203,000 recorded in the second quarter 2004.

Product development and research expenses decreased by $11,000, or 5%, for the quarter ended September 30, 2005 and $774,000, or 51% for the nine months ended September 30, 2005 compared to the same period in 2004. This decrease was due to the $520,000 SFAS 123 stock option expense related to a stock option grant to Dr. Holick and a cash expenditure of $232,000 paid to Dr. Holick in accordance with his license agreement in 2004. We continue to see growth in product development from our R&D Department.

The Company reported a net loss attributable to common stock of $615,000 or $(.05) per share for the third quarter of 2005 compared to net loss attributable to common stock of $219,000, or $(.02) per share in second quarter 2004. For the nine months ended September 30, 2005, the net loss attributable to common stock was $989,000 or $(.08) per share compared to a net loss attributable to common stock of $1,058,000 or $(.09) per share for the comparable period in 2004.

"Revenues increased from product sales of our nano-vesicular, transdermal delivery technology to existing clients as well as the beginning of shipments to a new customer, which included IGI's proprietary vitamin C serum. Our efforts in research and development are anticipated to bring additional new clients as well as new products for existing customers, which should result in continued revenue growth in 2006", stated Frank Gerardi, CEO.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® nano-vesicular, transdermal delivery technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, low poterntial for irritations, controlled and sustained release as well as improved stability. IGI has licensed Novasome® nano-vesicular delivery technology to leading global dermatological and skin care companies including Johnson & Johnson Consumer Products, Inc., Estee Lauder Companies, Chattem Inc., Genesis Pharmaceutical, Inc. and Apollo Pharmaceutical, Inc., and recently sub-licensed the rights to obtain FDA approval for and market IGI's PTH (1-34) compound using Novasome® nano-vesicular delivery technology for psoriasis, which is slated for Phase II clinical trials, to Tarpan Pharmaceuticals, Inc. IGI is also exploring the licensing of the topical PTH (7-34) compound for the prevention/treatment of chemotherapy induced-alopecia in patients undergoing chemotherapy.

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

IGI, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2005	2004	2005	2004

Revenues:
Sales, net	$567	$383	$1,665	$2,023
Licensing and royalty income	172	199	674	744

Total revenues	739	582	2,339	2,767

Cost and expenses:
Cost of sales	572	244	1,339	930
Selling, general and administrative expenses	429	320	1,202	1,406
Litigation settlement costs	100	-	-	-
Product development and research expenses	230	241	730	1,504

Operating loss	(592)	(223)	(932)	(1,073)
Interest expense, net	3	6	8	21
Income (loss) on sale of investment securities	5	(1)	(72)	(1)
Other (loss) income, net	(31)	1	1	1

Loss from operations before provision
for income taxes	(615)	(217)	(995)	(1,052)
Benefit (provision) for income taxes	-	(2)	6	(6)

Net Loss	$(615)	$(219)	$(989)	$(1,058)

Basic and Diluted Earnings (Loss) per
Common Share	$(.05)	$(.02)	$(.08)	$(.09)

Weighted Average of Common Stock and
Common Stock Equivalents Outstanding
Basic and diluted	12,113,256	$11,581,780	$11,886,263	$11,536,337

IGI, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	September 30, 2005	December 31, 2004
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$196	$380
Restricted cash	50	50
Marketable securities	-	377
Accounts receivable, less allowance for doubtful accounts
of $11 and $10 in 2005 and 2004, respectively	339	306
Licensing and royalty income receivable	113	155
Inventories	218	247
Prepaid expenses and other current assets	46	8

Total current assets	962	1,523
Property, plant and equipment, net	3,136	3,168
Other assets	28	39

Total assets	$4,126	$4,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$255	$157
Accrued payroll	13	16
Other accrued expenses	281	243
Income taxes payable	-	5
Deferred income	112	180

Total current liabilities	661	601
Deferred income	73	121

Total liabilities	734	722

Commitments and contingencies

Stockholders' equity:
Common stock $.01 par value, 50,000,000 shares
authorized; 14,084,520 and 13,547,520 shares issued
in 2005 and 2004, respectively	141	135
Accumulated other comprehensive loss	-	(32)
Additional paid-in capital	24,802	24,467
Accumulated deficit	(20,156)	(19,167)
Less treasury stock at cost, 1,965,740 shares
in 2005 and 2004	(1,395)	(1,395)

Total stockholders' equity	3,392	4,008

Total liabilities and stockholders' equity	$4,126	$4,730
